As filed with the Securities and Exchange Commission on November 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEIRAGTX HOLDINGS PLC
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-1448305 (I.R.S. Employer Identification Number)
655 Third Avenue, Suite 1115
New York, NY 10017
(646) 860-7985
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Alexandria Forbes, Ph.D.
MeiraGTx, LLC
655 Third Avenue, Suite 1115
New York, NY 10017
(646) 860-7985
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Peter N. Handrinos, Esq.
Keith Halverstam, Esq.
Jennifer A. Yoon, Esq.
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020-1401
+1 212 906-1200
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains:
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a base prospectus covering the offering, issuance and sale from time to time by us of our ordinary shares, preferred shares, warrants, purchase contracts, and/or units and/or the resale from time to time by selling securityholders of such securities;

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a selling securityholder prospectus supplement covering the resale from time to time by the selling securityholders named therein of up to 2,250,570 of our ordinary shares; and

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a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our ordinary shares that may be issued and sold under a sales agreement with BofA Securities, Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement and selling securityholder prospectus supplement immediately follow the base prospectus.

PROSPECTUS
MEIRAGTX HOLDINGS PLC
Ordinary Shares
Preferred Shares
Warrants
Purchase Contracts
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “MGTX.” On November 9, 2026, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market was $9.49 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 12, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “MeiraGTx,” “we,” “our,” “us” and the “Company” in this prospectus, we mean MeiraGTx Holdings plc and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus and the information incorporated by reference in this prospectus that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding expectations regarding meetings with global regulatory authorities and the FDA, product pipeline, anticipated product benefits, goals and strategic transactions or priorities, product candidate development and status and expectations relating to clinical trials, growth expectations or targets, pre-clinical and clinical data expectations in respect of collaborations and expectations related to financing arrangements and the intended use of proceeds thereunder, as well as statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “would,” “continue,” “anticipate,” “eligible” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s expectations at the time such statements are made. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this prospectus and the information incorporated by reference in this prospectus. Any such forward-looking statements represent management’s estimates as of the date of the relevant document. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the informational requirements of the Exchange Act, and are required to file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.meiragtx.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than any information or exhibits therein furnished to, rather than filed with, the SEC):
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Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026.

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026, and September 30, 2026 filed with the SEC on May 14, 2026, August 13, 2026, and November 12, 2026, respectively.

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Our Current Reports on Form 8-K filed with the SEC on January 2, 2026, March 26, 2026, April 16, 2026 filed at 7:09 a.m., April 16, 2026 filed at 7:16 a.m., April 16, 2026 filed at 5:25 p.m., April 24, 2026, June 15, 2026, July 7, 2026 and September 23, 2026.

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The description of our ordinary shares contained in our Registration Statement on Form 8-A, dated June 8, 2018, filed with the SEC on June 8, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
MeiraGTx Holdings plc
655 Third Avenue, Suite 1115
New York, NY 10017
(646) 860-7985
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a vertically integrated, clinical-stage genetic medicines company with a broad pipeline of four late-stage clinical programs. Each of these programs uses local delivery of small doses, resulting in disease-modifying effects in both inherited and more common diseases, in the eye, radiation-induced xerostomia and Parkinson’s disease. We use our innovative technology in optimization of capsids, promoters, and novel translational control elements to develop best-in-class, potent, safe viral vectors. Our broad pipeline is supported by end-to-end in-house manufacturing. We have built the most comprehensive manufacturing capabilities in the industry, including two facilities that are licensed for good manufacturing practices (“GMP”) viral vector production and a GMP Quality Control facility with clinical and commercial licensure. In addition, we have developed a proprietary manufacturing platform process over 10 years based on more than 20 different viral vectors with leading yield and quality aspects and commercial readiness. Uniquely, we have developed a novel technology for in vivo delivery of any biologic therapeutic using oral small molecules. This transformative riboswitch gene regulation technology allows precise, dose-responsive control of gene expression by oral small molecules. We are focusing the riboswitch platform on the regulated in vivo delivery of metabolic peptides, including leptin, GLP-1, GIP, glucagon, amylin and PYY, as well as cell therapy, CAR-T for liquid and solid tumors and autoimmune diseases, and additionally, PNS targets addressing long-term intractable pain. We have developed the technology to apply genetic medicine to common diseases, increasing efficacy, addressing novel targets, and expanding access in some of the largest disease areas where the unmet need remains high.
MeiraGTx Holdings plc was formed on May 1, 2018 under the laws of the Cayman Islands. Our predecessor, MeiraGTx Limited, a limited company under the laws of England and Wales, was formed on March 20, 2015. In connection with our initial public offering, we reorganized whereby MeiraGTx Limited became a wholly owned subsidiary of MeiraGTx Holdings plc.
Our principal executive offices are located at 655 Third Avenue, Suite 1115, New York, NY 10017, and our telephone number is (646) 860-7985.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we have filed and will file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
The following is a description of certain terms and provisions of our ordinary shares. The following summary is not complete and may not contain all the information you should consider before investing in our ordinary shares. This description is summarized from, and qualified in its entirety by reference to, our amended and restated memorandum and articles of association, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
General
We were incorporated pursuant to the laws of the Cayman Islands as an exempted company with limited liability to become the holding company of our business. On June 7, 2018, in connection with our initial public offering (the “IPO”), we acquired all the issued and outstanding ordinary shares of MeiraGTx Limited pursuant to a series of reorganization transactions, and, as a result, MeiraGTx Limited became a wholly owned subsidiary of the Company. We refer to these events as the “Reorganization Transactions.” Prior to the Reorganization Transactions, MeiraGTx Holdings plc had not conducted any operations and had nominal assets and liabilities.
The principal legislation under which the Company operates and its shares are issued is the Cayman Islands Companies Act (as amended) (the “Companies Act”).
Our register of shareholders is maintained by Computershare Trust Company N.A.
Share Capital
The capital of the Company is US$50,000 divided into 1,288,327,750 shares with a nominal or par value of US$0.00003881 provided always that subject to the Companies Act and the Company’s amended and restated memorandum and articles of association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.
Listing
Our ordinary shares are traded on The Nasdaq Global Select Market under the trading symbol “MGTX.”
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing our issued and outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Holders of our ordinary shares have no preemptive, subscription, redemption or conversion rights.
Our board of directors may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our board of directors. If we issue any preferred shares, the rights, preferences and privileges of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act and our amended and restated memorandum and articles of association. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of the Company lawfully available therefor, including out of profits or our share premium account to the extent permitted by the Companies Act and subject to applicable solvency requirements, any rights and restrictions attached to any shares, including the rights and preferences of any outstanding preferred shares, and any limitations contained in our contractual debt obligations. Dividends and other distributions will be distributed among the holders of our ordinary shares on a pro rata basis.
Voting rights
Voting at any shareholders’ meeting is by show of hands, unless voting by way of poll demanded by the chairman of the board of directors or any shareholder present or voting by proxy. On a show of hands every shareholder present in person or by proxy shall have one vote and on a poll every shareholder present in person or by proxy shall have one vote for each ordinary share on all matters upon which the ordinary shares are entitled to vote.
A quorum required for a meeting of shareholders consists of one or more shareholders holding at least one-third of the paid-up voting share capital of the Company, present in person or by proxy and entitled to vote at the meeting.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by shareholders entitled to vote in person or by proxy, at a duly convened quorate general meeting while a special resolution requires the affirmative vote of not less than two thirds of the votes cast by shareholders entitled to vote in person or by proxy, at a duly convened quorate general meeting. An ordinary resolution or a special resolution may also be adopted by way of unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. A special resolution will be required for matters such as certain merger or consolidation transactions, the change of name of the Company, making changes to our amended and restated memorandum and articles of association, or the voluntary winding up of the Company.
Variation of rights
The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may only be materially varied or abrogated with the sanction of a resolution passed by not less than two-thirds of the votes attaching to the shares of the relevant class cast in a meeting of the holders of the shares of that class, or by the written consent of the holders of not less than two-thirds of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be materially varied or abrogated by, amongst other things, the creation, allotment or issue of further shares ranking pari passu with such previously existing shares.
Transfer of ordinary shares
Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors, subject to the applicable restrictions of our amended and restated memorandum, such as the suspension of transfers for a period immediately preceding a general meeting, or the determination that a proposed transfer is not eligible.
The transferor will be deemed to remain a shareholder until the name of the transferee is entered in the register of members.
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.

Directors
The management of our company is vested in our board of directors. The quorum necessary for any meeting of our board of directors shall consist of at least a majority of the members of our board of directors and questions arising at any meeting shall be decided by a majority of votes.
Our amended and restated memorandum and articles of association provide that our board of directors is divided into three classes with staggered, three-year terms. At each annual general meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The election of directors shall be by a plurality of the votes of the shares entitled to vote on the election of directors.
In addition, subject to the maximum number of directors fixed by resolution of the board of directors, additional directors may be appointed from time to time by the board of directors or by ordinary resolution either as a result of a casual vacancy or as an additional director and may assign that director to such class as the board determines.
Directors may be removed or replaced by an ordinary resolution of the shareholders.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred shares, warrants, purchase contracts, or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations that are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross‑market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the ordinary shares and preferred shares offered hereby will be passed upon for us by Walkers (Cayman) LLP. The validity of the warrants, purchase contracts and units offered hereby will be passed upon for us by Latham & Watkins LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of MeiraGTx Holdings plc and subsidiaries appearing in MeiraGTx Holdings plc’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Ordinary Shares
Preferred Shares
Warrants
Purchase Contracts
Units
PROSPECTUS
November 12, 2026

PROSPECTUS SUPPLEMENT
MEIRAGTX HOLDINGS PLC
Up to 950,570 Ordinary Shares, and
Up to 1,300,000 Ordinary Shares Underlying the Share Purchase Right
Offered by the Selling Shareholders
This prospectus supplement relates to the potential offering and resale by the selling shareholders identified in this prospectus supplement (the “selling shareholders”) of (i) up to 950,570 ordinary shares, nominal value $0.00003881 per share (the “ordinary shares”), of MeiraGTx Holdings plc issued and sold to the selling shareholders in a private placement pursuant to a Securities Purchase Agreement, dated June 30, 2026 (the “Securities Purchase Agreement”), and (ii) 1,300,000 ordinary shares potentially issuable to the selling shareholders only upon exercise of the right to purchase additional ordinary shares granted to the selling shareholders under such agreement (the “share purchase right”). As of the date of this prospectus supplement, the share purchase right has not been exercised and the selling shareholders hold, and may only resell, up to 950,570 ordinary shares. The additional 1,300,000 ordinary shares being offered hereunder will only be available for resale if the selling shareholders exercise the share purchase right, which they may never do. In addition, the selling shareholders may not exercise the share purchase right for any ordinary shares that would, following such exercise, result in such selling shareholders (together with their affiliates) owning more than 4.9% of our outstanding ordinary shares (or such other percentage as such selling shareholders may specify upon at least 61 days’ notice, not to exceed 19.9%). We are not selling any ordinary shares under this prospectus supplement and will not receive any proceeds from the potential sale or other disposition of ordinary shares by the selling shareholders.
The selling shareholders may sell the ordinary shares held by them on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus supplement for more information about how the selling shareholders may sell or otherwise dispose of their ordinary shares hereunder.
The selling shareholders may sell any, all or none of the ordinary shares held by them offered by this prospectus supplement and we do not know when or in what amount the selling shareholders may sell the ordinary shares held by them hereunder following the effective date of the registration statement of which this prospectus supplement forms a part.
Our ordinary shares are traded on The Nasdaq Global Select Market under the symbol “MGTX.” On November 9, 2026, the closing sale price of our ordinary shares on The Nasdaq Global Select Market was $9.49 per share. You are urged to obtain current market quotations for the ordinary shares.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 12, 2026.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, the selling shareholders may, from time to time, in one or more offerings, sell up to 950,570 ordinary shares held by the selling shareholders as of the date of this prospectus supplement and up to 1,300,000 ordinary shares the selling shareholders may acquire upon exercise of the share purchase right, subject to certain beneficial ownership limitations, which right has not been exercised as of the date of this prospectus supplement.
We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement. The selling shareholders are offering to sell, and seeking offers to buy, our ordinary shares held by them only in jurisdictions where it is lawful to do so. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered or shares are sold on a later date.
Unless the context otherwise requires, references in this prospectus supplement to “MeiraGTx,” “we,” “us”, “our” or “the Company” refer to MeiraGTx Holdings plc and its subsidiaries.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement and the information incorporated by reference in this prospectus supplement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding expectations regarding meetings with global regulatory authorities and the FDA, product pipeline, anticipated product benefits, goals and strategic transactions or priorities, product candidate development and status and expectations relating to clinical trials, growth expectations or targets, pre-clinical and clinical data expectations in respect of collaborations and expectations related to financing arrangements and the intended use of proceeds thereunder, as well as statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “would,” “continue,” “anticipate,” “eligible” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s expectations at the time such statements are made. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this prospectus supplement and the information incorporated by reference in this prospectus supplement. Any such forward-looking statements represent management’s estimates as of the date of the relevant document. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the informational requirements of the Exchange Act, and are required to file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.meiragtx.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than any information or exhibits therein furnished to, rather than filed with, the SEC):
•
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026, and September 30, 2026 filed with the SEC on May 14, 2026, August 13, 2026, and November 12, 2026, respectively.

•
Our Current Reports on Form 8-K filed with the SEC on January 2, 2026, March 26, 2026, April 16, 2026 filed at 7:09 a.m., April 16, 2026 filed at 7:16 a.m., April 16, 2026 filed at 5:25 p.m., April 24, 2026, June 15, 2026, July 7, 2026 and September 23, 2026.

•
The description of our ordinary shares contained in our Registration Statement on Form 8-A, dated June 8, 2018, filed with the SEC on June 8, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

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You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
MeiraGTx Holdings plc
655 Third Avenue, Suite 1115
New York, NY 10017
(646) 860-7985
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying base prospectus.

S-3

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our ordinary shares. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our ordinary shares. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement and incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.
The Company
We are a vertically integrated, clinical-stage genetic medicines company with a broad pipeline of four late-stage clinical programs. Each of these programs uses local delivery of small doses, resulting in disease-modifying effects in both inherited and more common diseases, in the eye, radiation-induced xerostomia and Parkinson’s disease. We use our innovative technology in optimization of capsids, promoters, and novel translational control elements to develop best-in-class, potent, safe viral vectors. Our broad pipeline is supported by end-to-end in-house manufacturing. We have built the most comprehensive manufacturing capabilities in the industry, including two facilities that are licensed for good manufacturing practices (“GMP”) viral vector production and a GMP Quality Control facility with clinical and commercial licensure. In addition, we have developed a proprietary manufacturing platform process over 10 years based on more than 20 different viral vectors with leading yield and quality aspects and commercial readiness. Uniquely, we have developed a novel technology for in vivo delivery of any biologic therapeutic using oral small molecules. This transformative riboswitch gene regulation technology allows precise, dose-responsive control of gene expression by oral small molecules. We are focusing the riboswitch platform on the regulated in vivo delivery of metabolic peptides, including leptin, GLP-1, GIP, glucagon, amylin and PYY, as well as cell therapy, CAR-T for liquid and solid tumors and autoimmune diseases, and additionally, PNS targets addressing long-term intractable pain. We have developed the technology to apply genetic medicine to common diseases, increasing efficacy, addressing novel targets, and expanding access in some of the largest disease areas where the unmet need remains high.
MeiraGTx Holdings plc was formed on May 1, 2018 under the laws of the Cayman Islands. Our predecessor, MeiraGTx Limited, a limited company under the laws of England and Wales, was formed on March 20, 2015. In connection with our initial public offering, we reorganized whereby MeiraGTx Limited became a wholly owned subsidiary of MeiraGTx Holdings plc.
Our principal executive offices are located at 655 Third Avenue, Suite 1115, New York, NY 10017 and our telephone number is (646) 860-7985.

S-4

THE OFFERING
Ordinary shares outstanding as of October 31, 2026
97,729,707 ordinary shares
Ordinary shares offered by the selling shareholders
Up to 950,570 ordinary shares held by the selling shareholders and up to 1,300,000 ordinary shares that may be acquired by the selling shareholders pursuant to the share purchase right, which right has not been exercised as of the date of this prospectus supplement
Ordinary shares outstanding after this offering
99,029,707 ordinary shares, which amount includes the 1,300,000 shares subject to the share purchase right which has not been exercised by the selling shareholders as of the date of this prospectus supplement
Terms of the offering
The selling shareholders will determine when and how they sell the ordinary shares, if any, offered in this prospectus supplement, as described in “Plan of Distribution.”
Use of proceeds
We will not receive any of the proceeds from the sale of the ordinary shares being offered under this prospectus supplement. See “Use of Proceeds.”
Nasdaq symbol
Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “MGTX.”
Risk factors
You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our ordinary shares.

S-5

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement, the accompanying base prospectus and any other applicable prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we have filed and will file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any other applicable prospectus and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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USE OF PROCEEDS
We will not receive any of the proceeds from the sale of ordinary shares being offered by any of the selling shareholders.

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SELLING SHAREHOLDERS
This prospectus supplement covers the potential resale or other disposition from time to time by the selling shareholders identified in the table below, including such selling shareholders’ donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus supplement from a selling shareholder as a gift, pledge, partnership distribution or other transfer, of up to 950,570 ordinary shares that are held by the selling shareholders as of the date of this prospectus supplement and up to 1,300,000 ordinary shares that may be acquired by them subject to their exercise of the share purchase right, which shares are not outstanding as of the date of this prospectus supplement.
On June 30, 2026, in connection with entering into a Royalty Note Purchase Agreement with entities affiliated with the selling shareholders (the “Royalty Note Purchase Agreement”), we entered into a Securities Purchase Agreement with the selling shareholders pursuant to which we issued and sold to the selling shareholders (i) an aggregate of 950,570 ordinary shares and (ii) the share purchase right to purchase up to $15.0 million of additional ordinary shares at a price per share equal to the trailing 30-day volume-weighted average price of our ordinary shares measured from the date the notice of exercise for the share purchase right is delivered. The selling shareholders may not exercise the share purchase right for any ordinary shares that would, following such exercise, result in such selling shareholders (together with their affiliates) owning more than 4.9% of our outstanding ordinary shares (or such other percentage as such selling shareholders may specify upon at least 61 days’ notice, not to exceed 19.9%) (the “Ownership Limitation”). We also entered into a Registration Rights Agreement with the selling shareholders pursuant to which we agreed to register the resale of ordinary shares purchased under the Securities Purchase Agreement and ordinary shares that may be issued upon exercise of the share purchase right (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are obligated to initially register 1,300,000 ordinary shares subject to the share purchase right, although the share purchase right has not been exercised, and the selling shareholders do not hold any ordinary shares subject to the share purchase right, as of the date of this prospectus supplement. If 1,300,000 ordinary shares are issued pursuant to the share purchase right, at the request of the selling shareholders, we will be obligated to register the resale of a mutually agreed number of additional ordinary shares that may be issued pursuant to the share purchase right, if applicable.
The following table sets forth information concerning ordinary shares that may potentially be offered from time to time by the selling shareholders. The number of shares beneficially owned by the selling shareholders is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any ordinary shares as to which the selling shareholders have sole or shared voting power or investment power. The selling shareholders have sole voting and investment power with respect to the ordinary shares beneficially owned by them unless noted otherwise. Percentage ownership is based on 97,729,707 ordinary shares outstanding as of October 31, 2026. In computing the number of shares beneficially owned by the selling shareholders and their percentage ownership, ordinary shares subject to the share purchase right that could be acquired within 60 days of October 31, 2026 are considered outstanding, subject to the Ownership Limitation described above. However, as of the date of this prospectus supplement, no ordinary shares subject to the share purchase right are actually outstanding.
The following table sets forth the names of the potential selling shareholders, the number of ordinary shares beneficially owned by each selling shareholder, the number of ordinary shares that may be offered under this prospectus supplement and the number of ordinary shares beneficially owned by each selling shareholder assuming all of the shares registered for resale hereby are sold. The selling shareholders may sell some, all or none of their ordinary shares. We do not know how long the selling shareholders will hold the ordinary shares before selling them and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any of the ordinary shares, other than as contemplated by the Securities Purchase Agreement and the Registration Rights Agreement. The ordinary shares may be offered from time to time by the selling shareholders, provided that the ordinary shares that may be issued upon exercise of the share purchase right may only be offered after they have been issued upon such exercise in accordance with the terms of the Securities Purchase Agreement.
The information set forth below is based upon information obtained from the selling shareholders and upon information in our possession regarding the original issuance of the ordinary shares. Except for the ownership of our ordinary shares, the transactions contemplated by the Royalty Note Purchase Agreement

S-8

and as disclosed in this prospectus supplement, including the documents incorporated herein by reference, the selling shareholders have not had any material relationship with us within the past three years.
Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering	Percentage of Ordinary Shares Beneficially Owned Prior to Offering	Number of Ordinary Shares Being Offered	Number of Ordinary Shares Beneficially Owned After Offering(2)	Percentage of Ordinary Shares Beneficially Owned After Offering
Entities affiliated with Oberland Capital Management LLC(1)	2,353,750	2.4%	2,250,570	103,180	*

*
Less than 1%.

(1)
Consists of (i) 728,770 ordinary shares held by TPC Investments Solutions II LP (“TPC Solutions”) and up to 1,075,771 ordinary shares that are deemed to be acquirable by TPC Solutions pursuant to the share purchase right within 60 days of October 31, 2026, although no such shares are held by TPC Solutions as of the date of this prospectus supplement, and (ii) 221,800 ordinary shares held by TPC Investments Solutions Co-Invest II LP (“TPC Co-Invest”) and up to 327,409 ordinary shares that are deemed to be acquirable by TPC Co-Invest pursuant to the share purchase right within 60 days of October 31, 2026, although no such shares are held by TPC Co-Invest as of the date of this prospectus supplement. The number of ordinary shares issuable upon exercise of the share purchase right is calculated by dividing $15 million by the 30-day volume weighted average share price at the time of exercise. For purposes of the foregoing table and this footnote, the 30-day volume weighted average share price as of October 31, 2026 of $10.69 was used to calculate the number of ordinary shares that could be issued upon exercise of the share purchase right. Fewer or more ordinary shares than the number of ordinary shares attributable to the share purchase right herein may be issued pursuant to such right at the time such right is exercised, if ever. Oberland Capital Management LLC, the investment manager of TPC Solutions and TPC Co-Invest, has voting and investment power over these securities. The address of the foregoing entities is c/o Oberland Capital Management LLC, 1700 Broadway, 41st Floor, New York, NY 10019.

(2)
Represents the number of ordinary shares issuable upon exercise of the share purchase right as of October 31, 2026 in excess of the 1,300,000 ordinary shares issuable upon exercise of the share purchase right that are registered by the registration statement of which this prospectus supplement forms a part.

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PLAN OF DISTRIBUTION
We are registering ordinary shares to permit the potential resale, transfer or other disposition of the ordinary shares held by the selling shareholders or their donees, pledgees, transferees, distributees or other successors-in-interest from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from a sale by the selling shareholders. We will bear all fees and expenses incident to our obligation to register the ordinary shares, except that, if the ordinary shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions (it being understood that the selling shareholders shall not be deemed to be underwriters solely as a result of their participation in any offering) or agent’s commissions. The ordinary shares that may be issued upon exercise of the share purchase right may only be offered after they have been issued upon such exercise in accordance with the terms of the Securities Purchase Agreement.
The selling shareholders may sell all or a portion of the ordinary shares held by them and that may be offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
“at the market” transactions or through market makers or into an existing market for the shares;

•
through the distribution of the shares by any selling shareholder to its partners, members or shareholders;

•
through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of any offering pursuant to this prospectus supplement and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
short sales;

•
broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the ordinary shares held by them in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under

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this prospectus supplement, provided that they meet the criteria for, and conform to, the requirements of those provisions. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales.
If the selling shareholders effect such transactions by selling ordinary shares held by them to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the ordinary shares held by the selling shareholders or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our ordinary shares in the course of hedging in positions they assume. The selling shareholders may also sell ordinary shares held by them short and deliver such ordinary shares covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge ordinary shares held by them to broker-dealers that in turn may sell such shares. The selling shareholders may also enter into option or other transactions with broker-dealers or the creation of one or more derivative securities that require the delivery to such broker-dealer of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The selling shareholders may pledge or grant a security interest in some or all of the shares of our ordinary shares held by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus supplement or other applicable provisions of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus supplement. The selling shareholders also may transfer and donate the shares of our ordinary shares held by them in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement. Upon request of the selling shareholders, we will file a supplement to this prospectus supplement to name any such permitted transferee as a selling shareholder, to the extent required.
The selling shareholders and any broker-dealer participating in the distribution of the ordinary shares held by the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the ordinary shares held by the selling shareholders is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the ordinary shares held by the selling shareholders may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares held by the selling shareholders may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling shareholders will sell any or all of the ordinary shares held by such selling shareholders registered pursuant to the registration statement, of which this prospectus supplement forms a part.
The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares held by the selling shareholders by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of such ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may

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affect the marketability of the ordinary shares held by the selling shareholders and the ability of any person or entity to engage in market-making activities with respect to such ordinary shares.
We will pay all expenses of the registration of the ordinary shares pursuant to the registration statement of which this prospectus supplement forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus supplement or we may be entitled to contribution.
Once sold under the registration statement of which this prospectus supplement forms a part, the ordinary shares held by the selling shareholders will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS
The validity of the ordinary shares being offered by this prospectus has been passed upon for us by Walkers (Cayman) LLP, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.
EXPERTS
The consolidated financial statements of MeiraGTx Holdings plc and subsidiaries appearing in MeiraGTx Holdings plc’s Annual Report (Form 10-K) for the year ended December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

S-13

PROSPECTUS SUPPLEMENT
Up to $100,000,000
Ordinary Shares
We have entered into a sales agreement (the “Sales Agreement”) with BofA Securities, Inc. (the “Sales Agent”), dated November 12, 2026, relating to the potential sale of our ordinary shares offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell our ordinary shares, $0.00003881 nominal value per share, having an aggregate offering price of up to $100,000,000 from time to time through BofA Securities, Inc., acting as the Sales Agent.
Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “MGTX.” On November 9, 2026, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market was $9.49 per share.
Sales of our ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The aggregate compensation payable to the Sales Agent is up to 3.0% of the gross sales price of our ordinary shares that may be sold through it pursuant to the Sales Agreement. In connection with the sale of any ordinary shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-22 for additional information regarding the compensation to be paid to the Sales Agent.
Investing in our securities involves risks. See the “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in our ordinary shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
BofA Securities
The date of this prospectus supplement is November 12, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This sales agreement prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer ordinary shares having an aggregate offering price of up to $100,000,000 from time to time under this prospectus supplement during the three-year lifespan of the shelf registration statement at prices and on terms to be determined by market conditions at the time of offering.
We provide information to you about any offering of our ordinary shares in two separate documents that are bound together: (1) this sales agreement prospectus supplement, which describes the specific details regarding any offering of our ordinary shares; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to any offering under this prospectus supplement. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the Sales Agent has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and the Sales Agent is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with any offering under this prospectus supplement is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with any offering under this prospectus supplement in their entirety before making an investment decision.
Before buying any of the ordinary shares that we may offer under this prospectus supplement, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
We may offer to sell, and seek offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and any offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, references in this prospectus to “MeiraGTx,” “we,” “us,” “our” or “the Company” refer to MeiraGTx Holdings plc and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we may refer to as the “Exchange Act” in this prospectus, and are required to file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.meiragtx.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than any information or exhibits therein furnished to, rather than filed with, the SEC):
•
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026, and September 30, 2026 filed with the SEC on May 14, 2026, August 13, 2026, and November 12, 2026, respectively.

•
Our Current Reports on Form 8-K filed with the SEC on January 2, 2026, March 26, 2026, April 16, 2026 filed at 7:09 a.m., April 16, 2026 filed at 7:16 a.m., April 16, 2026 filed at 5:25 p.m., April 24, 2026, June 15, 2026, July 7, 2026 and September 23, 2026.

•
The description of our ordinary shares contained in our Registration Statement on Form 8-A, dated June 8, 2018, filed with the SEC on June 8, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
MeiraGTx Holdings plc
655 Third Avenue, Suite 1115
New York, NY 10017
(646) 860-7985
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying base prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our ordinary shares. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our ordinary shares. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement and incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.
Overview
We are a vertically integrated, clinical-stage genetic medicines company with a broad pipeline of four late-stage clinical programs. Each of these programs uses local delivery of small doses, resulting in disease-modifying effects in both inherited and more common diseases, in the eye, radiation-induced xerostomia and Parkinson’s disease. We use our innovative technology in optimization of capsids, promoters, and novel translational control elements to develop best-in-class, potent, safe viral vectors. Our broad pipeline is supported by end-to-end in-house manufacturing. We have built the most comprehensive manufacturing capabilities in the industry, including two facilities that are licensed for good manufacturing practices (“GMP”) viral vector production and a GMP Quality Control facility with clinical and commercial licensure. In addition, we have developed a proprietary manufacturing platform process over 10 years based on more than 20 different viral vectors with leading yield and quality aspects and commercial readiness. Uniquely, we have developed a novel technology for in vivo delivery of any biologic therapeutic using oral small molecules. This transformative riboswitch gene regulation technology allows precise, dose-responsive control of gene expression by oral small molecules. We are focusing the riboswitch platform on the regulated in vivo delivery of metabolic peptides, including leptin, GLP-1, GIP, glucagon, amylin and PYY, as well as cell therapy, CAR-T for liquid and solid tumors and autoimmune diseases, and additionally, PNS targets addressing long-term intractable pain. We have developed the technology to apply genetic medicine to common diseases, increasing efficacy, addressing novel targets, and expanding access in some of the largest disease areas where the unmet need remains high.
MeiraGTx Holdings plc was formed on May 1, 2018, under the laws of the Cayman Islands. Our predecessor, MeiraGTx Limited, a limited company under the laws of England and Wales, was formed on March 20, 2015. In connection with our initial public offering, we reorganized whereby MeiraGTx Limited became a wholly owned subsidiary of MeiraGTx Holdings plc.
Our principal executive offices are located at 655 Third Avenue, Suite 1115, New York, NY 10017 and our telephone number is (646) 860-7985.

THE OFFERING
Ordinary shares offered by us
Our ordinary shares having an aggregate offering price of up to $100,000,000.
Ordinary shares to be outstanding after offering
108,156,860 ordinary shares (as more fully described in the notes following this table), assuming sales of 10,537,407 ordinary shares we may offer during the three-year lifespan of the shelf registration statement at an offering price of $9.49 per share, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on November 9, 2026. The actual number of shares issued will vary depending on the sales price under this potential offering.
Plan of Distribution
“At the market offerings” that may be made from time to time on The Nasdaq Global Select Market or other existing trading market for our ordinary shares through our agent, BofA Securities, Inc. See the section entitled “Plan of Distribution” on page S-22 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from any offering for general corporate purposes, which may include the development and commercialization of our product candidates, research and development, manufacturing, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. See the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk Factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.
Nasdaq Global Select Market symbol
MGTX
Assuming we were to offer 10,537,407 ordinary shares during the three-year lifespan of the shelf registration statement at an offering price of $9.49 per share, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on November 9, 2026, the number of our ordinary shares to be outstanding immediately after such offering is based on 97,619,453 ordinary shares outstanding as of September 30, 2026 and excludes:
•
7,487,813 ordinary shares issuable upon exercise of share options outstanding under our 2018 Incentive Award Plan (the “2018 Plan”) and our 2026 Employment Inducement Award Plan (the “2026 Plan”) as of September 30, 2026, at a weighted-average exercise price of $12.52 per share;

•
7,763,744 ordinary shares issuable upon vesting of restricted share units outstanding under our 2018 Plan and 2026 Plan as of September 30, 2026;

•
722,500 ordinary shares underlying deferred share units outstanding under our Deferred Compensation Plan for Non-Employee Directors as of September 30, 2026;

•
630,082 ordinary shares reserved for future issuance under our 2018 Plan as of September 30, 2026, as well as any automatic increases in the number of our ordinary shares reserved for future issuance under our 2018 Plan;

•
3,818,745 ordinary shares reserved for future issuance under our 2018 Employee Share Purchase Plan (the “2018 ESPP”) as of September 30, 2026, as well as any automatic increases in the number of our ordinary shares reserved for future issuance under our 2018 ESPP;

•
650,000 ordinary shares reserved for future issuance under our 2026 Plan as of September 30, 2026;

•
warrants to purchase 700,000 ordinary shares at an exercise price of $8.00 that were outstanding as of September 30, 2026; and

•
ordinary shares issuable upon exercise of a right to purchase up to $15 million of our ordinary shares outstanding as of September 30, 2026.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors described below and incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we have filed and will file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the accompanying base prospectus and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Risks Relating to this Offering
If you purchase any ordinary shares that we may sell in any offering pursuant to this prospectus supplement, you will experience immediate and potentially substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our ordinary shares that we may offer may be higher than the net tangible book value per share of our outstanding ordinary shares prior to any offering. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding share options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional ordinary shares or securities convertible or exchangeable for our ordinary shares, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our ordinary shares offered in any offering.
We have broad discretion over the use of the net proceeds from any offering pursuant to this prospectus supplement and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from any offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from any offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from any offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from any offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.
Future sales or issuances of our ordinary shares in the public markets, or the perception of such sales, could depress the trading price of our ordinary shares.
The sale of a substantial number of our ordinary shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ordinary shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ordinary shares or other equity-related securities would have on the market price of our ordinary shares.
The actual number of ordinary shares we may issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set with the Sales Agent. Because the price per ordinary share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of ordinary shares that will be ultimately issued.
Any ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times may pay different prices.
Investors who purchase ordinary shares in this potential offering at different times may pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ordinary shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of ordinary share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement and the information incorporated by reference in this prospectus supplement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding expectations regarding meetings with global regulatory authorities and the FDA, product pipeline, anticipated product benefits, goals and strategic transactions or priorities, product candidate development and status and expectations relating to clinical trials, growth expectations or targets, pre-clinical and clinical data expectations in respect of collaborations and expectations related to financing arrangements and the intended use of proceeds thereunder, as well as statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “would,” “continue,” “anticipate,” “eligible” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s expectations at the time such statements are made. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this prospectus supplement and the information incorporated by reference in this prospectus supplement. Any such forward-looking statements represent management’s estimates as of the date of the relevant document. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

USE OF PROCEEDS
We may issue and sell our ordinary shares having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close any offering under this prospectus supplement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds from any offering under this prospectus supplement for general corporate purposes, which may include the development and commercialization of our product candidates, research and development, manufacturing, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from any offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our ordinary shares. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. However, if we do pay a cash dividend on our ordinary shares in the future, we will only pay such dividend out of our profits, share premium or other funds of the Company lawfully available therefor, in each case as permitted under Cayman Islands law and subject to our outstanding indebtedness. In no circumstances may a dividend be paid if such dividend would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

DILUTION
If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per share you pay in any offering under this prospectus supplement and the net tangible book value per share of our ordinary shares immediately after such offering. Our net tangible book value of our ordinary shares as of September 30, 2026 was approximately $204.2 million, or approximately $2.09 per share, based upon 97,619,453 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2026.
Assuming the sale of our ordinary shares in the aggregate amount of up to $100,000,000 during the three-year lifespan of the shelf registration statement at an assumed offering price of $9.49 per share, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on November 9, 2026, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2026 would be $303.5 million, or $2.81 per ordinary share. This would represent an immediate increase in net tangible book value of $0.72 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of $6.68 per ordinary share to new investors in such offering, if the full amount of $100 million were offered.
The following table illustrates this calculation on a per ordinary share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, if any, the actual number of ordinary shares sold, if any, and other terms of any offering determined at the time our ordinary shares are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our ordinary shares in the aggregate amount of up to $100,000,000 is sold at the assumed offering price of $9.49 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on November 9, 2026. The ordinary shares sold, if any, pursuant to this prospectus supplement will be sold from time to time at various prices.
Assumed public offering price per ordinary share		$9.49
Net tangible book value per ordinary share as of September 30, 2026	$2.09
Increase in net tangible book value per ordinary share attributable to the offering	$0.72
As adjusted net tangible book value per ordinary share after giving effect to the offering		$2.81
Dilution per share to new investors participating in the offering		$6.68
The above discussion and table are based on 97,619,453 ordinary shares outstanding as of September 30, 2026. The number of ordinary shares outstanding as of September 30, 2026 excludes:
•
7,487,813 ordinary shares issuable upon exercise of share options outstanding under our 2018 Plan and our 2026 Plan as of September 30, 2026, at a weighted-average exercise price of $12.52 per share;

•
7,763,744 ordinary shares issuable upon vesting of restricted share units outstanding under our 2018 Plan and 2026 Plan as of September 30, 2026;

•
722,500 ordinary shares underlying deferred share units outstanding under our Deferred Compensation Plan for Non-Employee Directors as of September 30, 2026;

•
630,082 ordinary shares reserved for future issuance under our 2018 Plan as of September 30, 2026, as well as any automatic increases in the number of our ordinary shares reserved for future issuance under our 2018 Plan;

•
3,818,745 ordinary shares reserved for future issuance under our 2018 ESPP as of September 30, 2026, as well as any automatic increases in the number of our ordinary shares reserved for future issuance under our 2018 ESPP;

•
650,000 ordinary shares reserved for future issuance under our 2026 Plan as of September 30, 2026;

•
warrants to purchase 700,000 ordinary shares at an exercise price of $8.00 that were outstanding as of September 30, 2026; and

•
ordinary shares issuable upon exercise of a right to purchase up to $15 million of our ordinary shares outstanding as of September 30, 2026.

The foregoing table does not give effect to the exercise of any outstanding options, warrants or vesting of any restricted share units or restricted shares. To the extent options or warrants are exercised or restricted share units or restricted shares vest, there may be further dilution to new investors.

MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS
The following discussion is a summary of the material Cayman Islands tax considerations relating to the purchase, ownership and disposition of our ordinary shares. There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to the Company will be received free of all Cayman Islands taxes. The Company has received an undertaking from the Government of the Cayman Islands to the effect that, for a period of twenty years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Company, or to the shareholders thereof, in respect of any such property or income.
No stamp duty in the Cayman Islands is payable in respect of the issue of any ordinary shares or an instrument of transfer in respect of an ordinary share.

MATERIAL UNITED KINGDOM TAX CONSIDERATIONS
The following statements are of a general nature and do not purport to be a complete analysis of all potential United Kingdom (“UK”) tax consequences of acquiring, holding and disposing of our ordinary shares. They are based on current UK tax law and on the current published practice of His Majesty’s Revenue and Customs (“HMRC”) (which may not be binding on HMRC), as of the date of this prospectus supplement, all of which are subject to change, possibly with retrospective effect. They are intended to address only certain UK tax consequences for holders of our ordinary shares who are tax resident in (and only in) the UK (except where expressly stated otherwise) who are the absolute beneficial owners of our ordinary shares and any dividends paid on them and who hold our ordinary shares as investments (other than in an individual savings account or a self-invested personal pension). They do not address the UK tax consequences which may be relevant to certain classes of holders of our ordinary shares such as traders, brokers, dealers, banks, financial institutions, insurance companies, investment companies, collective investment schemes, tax-exempt organizations, trustees, persons connected with us or a member of our group, persons holding our ordinary shares as part of hedging or conversion transactions, holders of our ordinary shares who have (or are deemed to have) acquired our ordinary shares in connection with an office or employment, and holders of our ordinary shares who are or have been officers or employees of ours or a company forming part of our group.
The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular prospective subscriber for, or purchaser of, our ordinary shares. Accordingly, prospective subscribers for, or purchasers of, our ordinary shares who are in any doubt as to their tax position regarding the acquisition, ownership and disposition of our ordinary shares or who are subject to tax in a jurisdiction other than the UK should consult their own tax advisers.
The Company
It is the intention of the directors to conduct the affairs of the Company so that the central management and control of the Company is exercised in the UK. As a result, the Company is expected to be treated as resident in the UK for UK tax purposes. Accordingly we expect to be subject to UK taxation on our income and gains, except where an exemption or relief applies.
Taxation of dividends
Withholding tax
We will not be required to withhold UK tax at source when paying dividends on our ordinary shares.
Income tax
An individual holder of our ordinary shares who is resident for tax purposes in the UK may, depending on his or her particular circumstances, be subject to UK tax on dividends received from us. An individual holder of our ordinary shares who is not resident for tax purposes in the UK should not be chargeable to UK income tax on dividends received from us unless he or she carries on (whether solely or in partnership) any trade, profession or vocation in the UK through a branch or agency to which our ordinary shares are attributable. There are certain exceptions for trading in the UK through independent agents, such as some brokers and investment managers.
All dividends received by a UK resident individual holder of our ordinary shares from us or from other sources will form part of that holder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £500 of taxable dividend income received by the holder of our ordinary shares in a tax year. Income within the nil rate band will be taken into account in determining whether income in excess of the nil rate band falls within the basic rate, higher rate or additional rate tax bands. Where the dividend income is above the £500 dividend allowance, any excess dividend income above £500 will be taxed at 10.75% to the extent that the excess amount falls within the basic rate tax band, 35.75% to the extent that the excess amount falls within the higher rate tax band and 39.35% to the extent that the excess amount falls within the additional rate tax band.

Corporation tax
Corporate holders of our ordinary shares which are resident for tax purposes in the UK should not be subject to UK corporation tax on any dividend received from us so long as the dividends fall within an exempt class and certain conditions are met (including, for example, the conditions in section 931G of the Corporation Tax Act 2009 and applicable anti-avoidance conditions). If the conditions for exemption are not met or cease to be satisfied, or such a holder elects for an otherwise exempt dividend to be taxable, the holder will be subject to UK corporation tax on dividends received from us, at the rate of corporation tax applicable to that holder (the main rate of UK corporation tax is currently 25%).
Corporate holders of our ordinary shares which are not resident in the UK will not generally be subject to UK corporation tax on dividends unless they are carrying on a trade in the UK through a permanent establishment to which such shares are attributable.
A holder of our ordinary shares who is resident outside the UK may be subject to non-UK taxation on dividend income under local law.
Taxation of capital gains
UK resident holders of our ordinary shares
A disposal or deemed disposal of our ordinary shares by an individual or corporate holder of such shares who is tax resident in the UK may, depending on that holder’s circumstances and subject to any available exemptions or reliefs, give rise to a chargeable gain or allowable loss for the purposes of UK taxation of chargeable gains.
Any chargeable gain (or allowable loss) will generally be calculated by reference to the consideration received for the disposal of our ordinary shares less the allowable cost to the holder of acquiring such shares.
The applicable tax rates for individual holders of our ordinary shares realizing a gain on the disposal of such shares are, broadly, 18% for basic rate taxpayers and 24% for higher and additional rate taxpayers. For corporate holders of our ordinary shares, corporation tax is generally charged on chargeable gains at the rate applicable to the relevant corporate holder.
Non-UK holders of our ordinary shares
Holders of our ordinary shares who are not resident in the UK and, in the case of an individual holder of our ordinary shares, not temporarily non-resident, should not be liable for UK tax on capital gains realized on a sale or other disposal of our ordinary shares unless (i) such shares are attributable to a trade, profession or vocation carried on in the UK through a branch or agency or, in the case of a corporate holder of our ordinary shares, through a permanent establishment or (ii) where certain conditions are met, the Company derives 75% or more of its gross asset value from UK land. Holders of our ordinary shares who are not resident in the UK may be subject to non-UK taxation on any gain under local law.
Generally, an individual holder of our ordinary shares who has ceased to be resident in the UK for tax purposes for a period of five years or less (and who was previously resident in the UK for at least four of the seven tax years prior to their departure) and who disposes of our ordinary shares during that period may be liable on their return to the UK to UK taxation on any capital gain realized (subject to any available exemption or relief).
UK stamp duty (“Stamp Duty”) and UK stamp duty reserve tax (“SDRT”)
The statements below are intended as a general guide to the current position relating to Stamp Duty and SDRT and apply to any holders of our ordinary shares irrespective of their place of tax residence.
No Stamp Duty or SDRT will be payable on the issue of ordinary shares.
Stamp Duty will in principle be payable on any instrument of transfer of ordinary shares that is executed in the UK or that relates to any property situated, or to any matter or thing done or to be done, in the UK. If arising, Stamp Duty is payable at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5.00). An exemption from Stamp Duty is available on an instrument transferring ordinary shares where the amount or value of the consideration is £1,000 or less and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions in respect of which the aggregate amount or value of the consideration exceeds £1,000. Certain categories of person, including intermediaries, brokers and dealers, may not be liable to Stamp Duty. Holders of ordinary shares should be aware that, even where an instrument of transfer is in principle subject to Stamp Duty, Stamp Duty is not required to be paid unless it is necessary to rely on the instrument for legal purposes, for example to register a change of ownership or in litigation in a UK court.
Provided that the ordinary shares are not registered in any register maintained in the UK by or on behalf of the Company and are not paired with any shares issued by a UK incorporated company, any agreement to transfer the ordinary shares will not be subject to SDRT. The ordinary shares are not paired with any shares issued by a UK incorporated company and we currently do not intend that any register of ordinary shares will be maintained in the UK.
For completeness, the UK government has released draft legislation which is intended to repeal the UK Stamp Duty and SDRT rules and replace them with a single securities transfer tax (“STT”). The STT legislation is currently in draft form and is expected to be enacted in 2027. Based on the draft legislation, ordinary shares in a non-UK incorporated company will be outside the scope of STT, regardless of where any relevant documents are executed, transactions are effected or the company’s share register is maintained.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership, and disposition of our ordinary shares issued pursuant to this offering. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire our ordinary shares. The effects of any applicable state, local, or non-U.S. laws, and other U.S. federal tax laws such as estate and gift tax laws, are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus supplement. All of the foregoing authorities are subject to change and to differing interpretations, and any such change or different interpretation could apply retroactively and could alter the tax consequences of the purchase, ownership, and disposition of our ordinary shares described below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our ordinary shares.
This discussion is limited to U.S. Holders that hold our ordinary shares as capital assets (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, and any alternative minimum tax. In addition, this discussion does not address all U.S. federal income tax consequences relevant to U.S. Holders subject to particular rules, including, without limitation:
•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
persons whose functional currency is not the U.S. dollar;

•
persons holding our ordinary shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers, or traders in securities, commodities, or currencies;

•
S corporations or partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
pension plans;

•
tax-exempt organizations or governmental organizations;

•
individual retirement accounts or other tax deferred accounts;

•
persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

•
persons that own or are deemed to own 10% or more of our ordinary shares by vote or value;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our ordinary shares being taken into account in an applicable financial statement;

•
persons that hold our ordinary shares through or in connection with a permanent establishment, trade or business, or fixed base outside the United States; and

•
persons deemed to sell our ordinary shares under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax treatment of a partner in such partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our ordinary shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR ORDINARY SHARES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States, any state therein, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Dividends and Other Distributions on Our Ordinary Shares
The discussion in this section is subject to the discussion below under “— Passive Foreign Investment Company Rules”.
As discussed above under “Dividend Policy,” we do not anticipate paying any cash dividends in the foreseeable future. In the event we do make distributions of cash or property, the gross amount of any such distribution to U.S. Holders with respect to our ordinary shares will be included in such holders’ gross income as dividend income when actually or constructively received to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of tax basis in the ordinary shares, and to the extent the amount of the distribution exceeds such tax basis, the excess amount will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions will generally be reported as dividend income for such purposes. Dividends we pay will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.
Subject to certain limitations, dividends paid by qualified foreign corporations to certain non-corporate U.S. Holders may be taxable at preferential tax rates. A non-U.S. corporation is generally treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on a securities market in the United States, such as The Nasdaq Global Select Market, on which our ordinary shares are listed. There can be no assurance that our ordinary shares are, or will continue to be, readily tradable on an established securities exchange. Consequently, there can be no assurance that dividends paid on our ordinary shares will be afforded the reduced tax rates. In addition, the reduced tax rates will not apply if we are treated as a PFIC (as defined below) with respect to the U.S. Holder for the taxable year in which a dividend is paid or the preceding taxable year. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend.
Our dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on the ordinary shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or, at such U.S. Holder’s election, may be claimed as a deduction for U.S. federal income tax purposes. The rules with respect to the foreign tax credit are complex, and U.S. Treasury regulations have introduced additional requirements and limitations to the foreign tax credit rules. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit and the impact of any applicable income tax treaties in light of their particular circumstances.
Sale or Other Taxable Disposition of Our Ordinary Shares
The discussion in this section is subject to the discussion below under “— Passive Foreign Investment Company Rules”.
A U.S. Holder will recognize gain or loss on any sale, exchange, or other taxable disposition of our ordinary shares equal to the difference between the amount realized (in U.S. dollars) on the disposition and such holder’s tax basis (in U.S. dollars) in the ordinary shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder held the ordinary shares for more than one year at the time of the disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss a U.S. Holder recognizes generally will be treated as U.S. source for foreign tax credit limitation purposes. The rules with respect to the foreign tax credit are complex, and U.S. Treasury regulations have introduced additional requirements and limitations to the foreign tax credit rules.
U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss, including the availability of the foreign tax credit and the impact of any applicable income tax treaties, in light of their particular circumstances.
Passive Foreign Investment Company Rules
Based on the current and anticipated value of our assets and the composition of our income, assets and operations, we do not expect to be classified as a passive foreign investment company (“PFIC”) for the current taxable year. However, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that we have not been treated as a PFIC in prior taxable years or will not be treated as a PFIC in the future. A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:
•
at least 75% of its gross income for such taxable year is passive income, or

•
at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person.
A separate determination must be made with respect to each taxable year as to whether we are a PFIC (after the close of each such taxable year). As a result, our PFIC status may change. Because the value of our assets for purposes of the asset test (including goodwill) will generally be determined by reference to the market price of our ordinary shares, our PFIC status will depend in large part on the market price of our ordinary shares, which may fluctuate significantly. In addition, our PFIC status may be affected by changes in the composition of our income or assets, including the manner in which, and how quickly, we utilize the cash proceeds of any offering, including this offering. Finally, until such time as we start generating material revenue from operations, our PFIC status may depend, in part or in full, on the treatment of payments we receive from other sources (including tax credits), which is uncertain, and the magnitude of such payments compared to passive income from investments.
If we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares, regardless of whether we continue to meet the tests described above unless (1) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (2) the U.S. Holder makes a QEF Election (as defined below) with respect to all taxable years in which we are a PFIC during the U.S. Holder’s holding period or makes a purging election to cause a deemed sale of our ordinary shares at their fair market value in conjunction with a QEF Election. If a deemed sale election is made, the U.S. Holder will be deemed to have sold our ordinary shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” it receives from us or any gain from an actual sale or other disposition of our ordinary shares. If we are treated as a PFIC with respect to a U.S. Holder, and subsequently cease to be a PFIC, such U.S. Holder should consult its tax advisors as to the possibility and consequences of making a deemed sale election.
If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, such holder will be subject to special tax rules with respect to any “excess distribution” received and any gain recognized from a sale or other disposition (including a pledge) of our ordinary shares, unless such holder makes a QEF Election or a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules, if a U.S. Holder receives any excess distribution or realizes any gain from a sale or other disposition of the ordinary shares:
•
the excess distribution or gain will be allocated ratably over such holder’s holding period for our ordinary shares,

•
the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•
the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other taxable disposition of our ordinary shares cannot be treated as capital gains.
If we are a PFIC, a U.S. Holder generally will be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries or any other entities in which we hold equity interests that also are PFICs (“lower-tier PFICs”) as if such U.S. Holder held its proportionate share of the stock of such lower-tier PFICs directly. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to lower-tier PFICs.
Certain elections may be available that would result in alternative treatments if we are treated as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares. U.S. Holders can avoid the interest charge on excess distributions or gain relating to our ordinary shares by making a mark-to-market election with respect to the ordinary shares, provided that the ordinary shares are “marketable stock.” Our ordinary shares will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the ordinary shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as one of their principal purposes meeting this requirement will be disregarded. Our ordinary shares are listed on The Nasdaq Global Select Market, which is a qualified exchange for these purposes. Consequently, if our ordinary shares remain listed on The Nasdaq Global Select Market and are “regularly traded”, the mark-to-market election may be available to U.S. Holders. However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves marketable stock. As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ordinary shares, the U.S. Holder may continue to be subject to the rules described above with respect to any “excess distribution” in respect of its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to our ordinary shares, as well as the impact of such election on interests in any lower-tier PFICs.
The adverse consequences of owning stock in a PFIC could also be mitigated if a U.S. Holder makes a valid “qualified electing fund” election (“QEF Election”), which, among other things, would require a U.S. Holder to include currently in income its pro rata share of the PFIC’s net capital gain and ordinary earnings, based on earnings and profits as determined for U.S. federal income tax purposes. We cannot provide any assurance that we would provide the information necessary for U.S. Holders of our ordinary shares to make QEF Elections in the event we are or were classified as a PFIC.
If we are considered a PFIC, U.S. Holders will also be subject to annual information reporting requirements. A U.S. Holder’s failure to file the annual report may result in substantial penalties and extend the statute of limitations with respect to the U.S. Holder’s federal income tax return. If we are or become a PFIC, U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them.
U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the ownership and disposition of our ordinary shares and the potential availability of a mark-to-market or QEF election.
Information Reporting and Backup Withholding
Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange, or other taxable disposition of our ordinary shares may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not a corporation or otherwise exempt and such holder:
•
fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily such individual’s social security number;

•
furnishes an incorrect taxpayer identification number;

•
is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Additional Reporting Requirements
Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our ordinary shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for our ordinary shares held in accounts maintained by certain U.S. financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition, ownership, and disposition of our ordinary shares.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with BofA Securities, Inc., as our sales agent, under which we may offer and sell from time to time our ordinary shares. Pursuant to this prospectus supplement, we may offer and sell our ordinary shares having an aggregate offering price of up to $100,000,000 during the three-year lifespan of the shelf registration statement. The Sales Agent may act as agent on our behalf or purchase ordinary shares as principal.
Sales, if any, of ordinary shares under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” pursuant to Rule 415(a)(4) of the Securities Act, ordinary brokers’ transactions on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in negotiated transactions, or through a combination of any such methods of sale. The Sales Agent may also sell our ordinary shares by any other method permitted by law.
The ordinary shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We will designate the maximum amount of ordinary shares to be sold through the Sales Agent on a daily basis or otherwise as we and the Sales Agent agree and the minimum price per share at which such ordinary shares may be sold. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices and applicable law and regulations to sell on our behalf all of the designated ordinary shares. We may instruct the Sales Agent not to sell any ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent, with respect to itself only, may suspend the offering of our ordinary shares by notifying the other party.
The Sales Agent will provide to us written confirmation no later than the opening of the trading day immediately following the trading day on which it has made sales of ordinary shares under the Sales Agreement. Each confirmation will include the number of ordinary shares sold on such day, the compensation payable by the Company to the Sales Agent and the net proceeds payable to us. We will report at least quarterly the number of ordinary shares sold through the Sales Agent under the Sales Agreement and the net proceeds to us (before expenses).
We will pay the Sales Agent a commission of up to 3.0% of the gross sales price per share of ordinary shares sold through such agent under the Sales Agreement. We have also agreed to reimburse the Sales Agent for certain of its expenses.
Settlement of any sales of ordinary shares will occur on the first trading day following the date on which such sales were made (or such day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of Computershare Trust Company, N.A., or by such other means as we and the Sales Agent may agree.
The offering of our ordinary shares pursuant to the Sales Agreement will terminate as provided therein.
In connection with the sale of the ordinary shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts.
We have agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including civil liabilities under the Securities Act.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

The Sales Agent and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which it has received, and may in the future receive, customary fees and expenses. The Sales Agent and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of its business.

LEGAL MATTERS
The validity of the ordinary shares being offered by this prospectus has been passed upon for us by Walkers (Cayman) LLP, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands. Certain other matters will be passed upon for us by Latham & Watkins LLP. BofA Securities, Inc. is being represented by Cooley LLP, New York, New York in connection with this offering.
EXPERTS
The consolidated financial statements of MeiraGTx Holdings plc and subsidiaries appearing in MeiraGTx Holdings plc’s Annual Report (Form 10-K) for the year ended December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Up to $100,000,000
Ordinary Shares

PROSPECTUS SUPPLEMENT

BofA Securities
November 12, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$(1)
FINRA filing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Warrant agent fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable other than as follows: (1) a filing fee of $7,423.55 in connection with the $100,000,000 of the registrant’s ordinary shares that may be issued and sold from time to time under the Sales Agreement, dated November 12, 2026, with BofA Securities, Inc., as sales agent and (2) a filing fee of $1,719.12 in connection with the registration for resale of up to 2,250,570 ordinary shares by certain selling securityholders.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as indemnification against dishonesty, wilful default, fraud or the consequences of committing a crime.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Our amended and restated memorandum and articles of association provide:
“Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending

(whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.
No Indemnified Person shall be liable:
(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)
for any loss on account of defect of title to any property of the Company; or

(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)
for any loss incurred through any bank, broker or other similar Person; or

(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction.”
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of ordinary shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.
Item 16.   Exhibits
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
1.2	Sales Agreement, by and between MeiraGTx Holdings plc and BofA Securities, Inc., dated November 12, 2026.
3.1	Amended and Restated Memorandum and Articles of Association of MeiraGTx Holdings plc (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 001-38520), filed with the SEC on August 7, 2019).
4.1	Specimen Share Certificate Representing ordinary shares of MeiraGTx Holdings plc (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-224914), filed with the SEC on May 29, 2018).
4.2*	Form of Specimen Certificate Representing Preferred shares.
4.3*	Form of Warrant.
4.4*	Form of Warrant Agreement.
4.5*	Form of Purchase Contract.
4.6*	Form of Unit Agreement.

Exhibit Number	Description
5.1	Opinion of Walkers (Cayman) LLP.
5.2	Opinion of Latham & Watkins LLP.
10.1**	Securities Purchase Agreement, dated as of June 30, 2026, by and among MeiraGTx Holdings plc, TPC Investments Solutions II LP and TPC Investments Solutions Co-Invest II LP (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-38520), filed with the SEC on July 7, 2026).
10.2	Registration Rights Agreement, dated as of June 30, 2026, by and among MeiraGTx Holdings plc, TPC Investments Solutions II LP and TPC Investments Solutions Co-Invest II LP (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-38520), filed with the SEC on July 7, 2026).
23.1	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
107.1	Filing Fee Table.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 12, 2026.
MeiraGTx Holdings plc
By:	/s/ Alexandria Forbes, Ph.D. Alexandria Forbes, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Alexandria Forbes and Richard Giroux, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Alexandria Forbes, Ph.D. Alexandria Forbes, Ph.D.	President and Chief Executive Officer and Director (principal executive officer)	November 12, 2026
/s/ Richard Giroux Richard Giroux	Chief Operating Officer and Chief Financial Officer (principal financial officer and principal accounting officer) and MeiraGTx Holdings plc’s authorized representative in the United States	November 12, 2026
/s/ Keith R. Harris, Ph.D. Keith R. Harris, Ph.D.	Chairman of the Board of Directors and Director	November 12, 2026
/s/ Ellen Hukkelhoven, Ph.D. Ellen Hukkelhoven, Ph.D.	Director	November 12, 2026
/s/ Lord Mendoza Lord Mendoza	Director	November 12, 2026
/s/ Alan M. Sebulsky Alan M. Sebulsky	Director	November 12, 2026
/s/ Nicole Seligman Nicole Seligman	Director	November 12, 2026
/s/ Thomas E. Shenk, Ph.D. Thomas E. Shenk, Ph.D.	Director	November 12, 2026
/s/ Debra Yu, M.D. Debra Yu, M.D.	Director	November 12, 2026